Exhibit 4.1

ARTICLES OF AMENDMENT OF
CERTIFICATE OF DESIGNATION
IN RESPECT OF

SERIES A PREFERRED STOCK

OF

NATIONAL HEALTH & SAFETY CORPORATION

Pursuant to Sections 16-10a-124, 602 and 1003 of the
Revised Business Corporation Act of the State of Utah

The undersigned, being Chief Executive Officer of National Health & Safety Corporation (the "CORPORATION"), a corporation organized and existing under the Revised Business Corporation Act of the State of Utah, hereby certifies that, pursuant to the vote of the shareholders and directors of the Corporation, and Sections 16-10a-602 and 1003 of the Revised Business Corporation Act of the State of Utah, the Corporation has reduced the number of total authorized shares of Series A Preferred Stock as described in the resolution below:

                        RESOLVED, that these Articles of Amendment to the Certificate of Designation in respect of Series A Preferred Stock is filed pursuant to Section 16-10a-1006 of the Revised Business Corporation Act of Utah to reduce the total number of shares of Series A Preferred Stock authorized as follows:

                                    “The first series of Preferred Stock, par value $.001 per share, of the Corporation shall be, and hereby is, designated “Series A Preferred Stock” (the “SERIES A PREFERRED STOCK”), and the number of shares constituting such series shall be 40,000.  The relative rights and preferences of the Series A Preferred Stock shall be as follows:”

Shareholders holding 208,511,223 of the 353,775,090 shares authorized to vote at the annual meeting held on January 30, 2003, approved the reduction in number of authorized shares of Series A Preferred Stock from 4,000,000 to 40,000.

All five directors of the Corporation approved the reduction in number of authorized shares of Series A Preferred Stock from 4,000,000 to 40,000 at the annual meeting on January 30, 2003.

IN TESTIMONY WHEREOF, National Health & Safety Corporation has caused this Statement to be signed under its corporate seal by its Chief Executive officer on January 30, 2003.

NATIONAL HEALTH & SAFETY CORPORATION

By:	Gary Davis
Gary Davis, President